UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

eMagin Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On May 17, 2023, eMagin Corporation (the “Company”) delivered an email to its employees, the form of which is below, regarding the proposed acquisition of the Company by Samsung Display Co., Ltd., a Korean corporation (“Parent”), and proposed merger of the Company with Emerald Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and wholly owned subsidiary of Emerald Intermediate, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Silk USA”), pursuant to the terms of an Agreement and Plan of Merger, dated May 17, 2023, by and among the Company, Parent, Silk USA and Merger Sub.

Samsung Display Co., Ltd.

1, Samsung-ro, Giheung-gu, Yongin-si Gyeonggi-do, Republic of Korea

Journey Beyond eMagination

Dear eMagin Team,

It is with great pleasure that I write you this letter to congratulate Samsung Display and eMagin on taking a step closer in our future partnership. eMagin has exceptional industrial knowledge and experience, and thus, signing the merger agreement between Samsung Display and eMagin is an event that brings excitement, motivation, and positive energy to Samsung Display. I would like to thank all the eMagin team members who have made this possible with their extraordinary effort.

Samsung Display has a distinguished history as a leader in the display industry, driven by a vision to create futuristic technology that surpasses imagination, a vision that has remained unwavering over the years. From the world’s first mass production of AMOLED in 2007 to Foldable in 2019 and finally Laptop OLEDs in 2020, we have consistently pursued innovation in display technology. With our background, I dare say that the Samsung Display team has developed a keen eye for achievements and potential. Samsung Display recognizes that eMagin is a pioneer in micro-display technology for next generation devices like AR/VR and complements well Samsung Display’s technology. Your innovative solutions, including Direct Patterning Technology, and already impressive customer base in military and industrial markets are testament to eMagin’s true leadership.

I understand there will be more questions as you familiarize yourself with our company. I invite you to learn more about the vision and future plans we have in place through the links provided below.

Our companies share a common value – a steadfast faith in the future. It is this shared vision that will unite us as one team full of unparalleled potential. While we have followed distinct paths in developing various advanced OLED technology, our partnership represents an opportunity to combine our own proprietary expertise to create the next-generation of display technology that will usher in the Metaverse era. With our mass production experience and scale, Samsung can be a catalyst to your expertise in the micro-display field, getting the innovative technology into the hands of a broader array of customers. Together, we will create “display beyond imagination,” and embark on a remarkable journey beyond eMagination.

Samsung Display Co., Ltd.

1, Samsung-ro, Giheung-gu, Yongin-si Gyeonggi-do, Republic of Korea

We will remain separate companies until the deal closes and must operate independently. As we embark on the new chapter together, subject to the closing of our transaction which we hope to occur prior to the end of the year, and endeavor towards accomplishing a shared vision, your input and feedback are highly valued, and we want you to feel comfortable and confident.

I once said to Samsung Display's employees that I regard myself as a CEO who stands on the shoulders of giants: my dedicated employees who support me with their talent, expertise and diligence. They enable me to explore long-term perspectives, opportunities, business and strategic direction. They are the greatest asset and inspiration. When our deal closes, you will be my new giants in the United States. I am honored and humbled to stand beside you, leveraging your wisdom and experience. I will do my best as your leader and partner. I will listen to you, learn from you, and support you.

I would also like to inform you that I am planning a visit to your company next month to meet you in person. This visit presents a valuable opportunity for us to share plans and goals for the future and get to know each other better. It would be an honor to celebrate this special occasion together and create some lasting memories.

My professional journey actually began in the United States, at Micron in Boise, ID. I was also fortunate enough to later serve as the president of Samsung Semiconductor USA in San Jose for several years. I cherished the culture, the camaraderie, and particularly the fun parties with colleagues. These organic get-togethers, both small and large, with my colleagues energized me, and acted as a source of creativity and shared values. I am sure that this visit will be even more memorable.

Samsung Display Co., Ltd.

1, Samsung-ro, Giheung-gu, Yongin-si Gyeonggi-do, Republic of Korea

In the meantime, I encourage you to take care of your health and well-being. I look forward to meeting you soon.

* Find out more about Samsung Display’s mission and vision here:

SID (May 2021): https://youtu.be/rrJSQcLS1Ko

IMID (August 2022): https://youtu.be/LvyeYeiVHzE

Intel Innovation 2022 (September 2022): https://youtu.be/V3wE1wMIBXs?t=2998

Sincerely yours,

JS Choi

Corporate President and Chief Executive Officer

Samsung Display Co., Ltd.

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company and Samsung Display, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the proposed transaction in a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, and you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including with respect to the approval of the Company’s stockholders; (iii) potential delays in the consummation of the proposed transaction; (iv) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) the impact of the COVID-19 pandemic and the current conflict between the Russian Federation and Ukraine on the Company’s business and general economic conditions; (vii) the Company’s ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (xi) the ability of the Company to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting the Company’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which the Company operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement to be filed with the SEC in connection with the proposed transaction (the “Proxy Statement”). Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Additional Information and Where to Find It

In connection with the proposed transaction between the Company and Samsung Display, the Company will file with the SEC a Proxy Statement, the definitive version of which will be sent or provided to Company stockholders. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at emagin.com/investors or by contacting the Company’s investor relations department at the following:

Investor Relations

investorrelations@emagin.com

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, will be contained in the Proxy Statement in connection with the proposed transaction. Company stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Company directors and executive officers in the proposed transaction, which may be different than those of Company stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these documents using the sources indicated above.